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                                                                   EXHIBIT 10.73

      This Employment Agreement is made and entered into by and between NaviSite, a Delaware corporation, (the "Company") and John Gavin (the "Employee"), as of May 6, 2004

      1. Position and Duties. Employee will be employed by the Company as the Chief Financial Officer, reporting to Arthur Becker. Employee accepts employment with the Company on the terms and conditions set forth in this Agreement, and Employee agrees to devote such of Employee's business time, energy and skill to Employee's duties at the Company as are appropriate to discharge such duties. These duties will include, but not be limited to, those duties normally performed by a Chief Financial Officer, as well as any other reasonable duties that may be assigned to Employee from time to time.

      2. Term of Employment. Employee's employment with the Company as the Chief Financial Officer will start on May 6, 2004 and will be for no specified term, and may be terminated by Employee or the Company at any time, with or without cause, subject to the provisions of Paragraphs 4 and 5 below.

      3. Compensation. Employee will be compensated by the Company for Employee's services as follows:

            (a) Salary: Employee will be paid a biweekly salary of $9,615.380 less applicable withholding, ($250,000 on an annualized basis) in accordance with the Company's normal payroll procedures. Employee's salary will be reviewed by the Board from time to time (but no more frequently than annually), and may be subject to adjustment based upon various factors including, but not limited to, Employee's performance and the Company's profitability. Any adjustment to Employee's salary shall be in the sole discretion of the Company.

            (b) Benefits: Employee will have the right, on the same basis as other employees of the Company, to participate in and to receive benefits under any Company medical, disability or other group insurance plans, as well as under the Company's business expense reimbursement and other policies.

            (c) Stock Options: None, as Employee was previously granted options to purchase 200,000 shares of the Company's common stock under the Company's Amended and Restated 2003 Stock Incentive Plan on April 26, 2004.

            (d) Office Support: The Company shall provide the Employee with office space in the Andover, Massachusetts office, for the purpose of fulfilling Employee's duties to the Company.

            (e) Expenses: The Company shall promptly reimburse Employee for reasonable, documented out of pocket expenses, including travel, incurred in connection with his service to the Company.
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      4. Voluntary Termination. In the event that Employee voluntarily resigns from Employee's employment with the Company, or in the event that Employee's employment terminates as a result of Employee's death or disability (meaning that Employee is unable to perform Employee's duties for any 90 days in any one-year period as a result of a physical and/or mental impairment), Employee will be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of Employee's termination. Employee agrees that if Employee voluntarily terminates Employee's employment with the Company for any reason, Employee will provide the Company with 30 days' written notice of Employee's resignation. The Company may, in its sole discretion, elect to waive all or any part of such notice period and accept Employee's resignation at an earlier date.

      5. Other Termination. Employee employment may be terminated under the circumstances set forth below.

            (a) Termination for Cause: If Employee's employment is terminated by the Company for cause as defined below, Employee shall be entitled to no compensation or benefits from the Company other than those earned under Paragraph 3 through the date of Employee's termination for cause.

      For purposes of this Agreement, a termination "for cause" occurs if Employee is terminated for any of the following reasons: (i) theft, dishonesty, misconduct or falsification of any employment or Company records; (ii) improper use or disclosure of the Company's confidential or proprietary information;
(iii) any action by Employee which has a material detrimental effect on the Company's reputation or business; (iv) failure by the Employee to abide by the policies of the Company (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (v) Employee's failure or inability to perform any assigned duties after written notice from the Company to Employee of, and a reasonable opportunity to cure, such failure or inability; or (vi) Employee's conviction (including any plea of guilty or no contest) for any criminal act that impairs Employee's ability to perform Employee's duties under this Agreement.

            (b) Termination Without Cause or For Good Reason: If Employee's employment is terminated (i) by the Company without cause (and not as a result of Employee's death or disability) or (ii) by Employee for "good reason", and if Employee enters into a binding general release of known and unknown claims in a form satisfactory to the Company, Employee will receive severance payments at Employee's final base salary rate, less applicable withholding, and payment for medical benefits provided by Company to Employee at time of termination until the earlier of (A) twelve months or six months (as determined in accordance with the next two sentences) after the date of Employee's termination without cause or for good reason, or (B) the date on which Employee first commences other employment. If Employee's employment is terminated by the Company without cause (and not as a result of Employee's death or disability) then, for purposes of determining twelve or six months in (A) of the prior sentence, the number of months shall be twelve if such termination occurs within twelve months of your hire date, and shall be six if such termination occurs after the anniversary of your hire date. If Employee's employment is terminated by the Employee for good reason, then, for purposes of determining twelve or six months in (A) of the first sentence of this paragraph, the number of months shall be twelve. Severance payments will be made in accordance with the Company's normal payroll procedures. For purposes of this section "good reason" means any of the following after a Change of Control occurs (i) the relocation without your authorization of your place of work more than 80 miles from your principal place of residence at 62 Countryside Drive, Cumberland, Rhode Island, or (ii) the assignment to the Employee of duties inconsistent in any material respect with the Employee's duties on the hire date which results in a material diminution in such position.




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"Change of Control" means:

            (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection
                  (iii) of this definition or (D) any acquisition by ClearBlue, Technologies, Inc. or its affiliates, including Atlantic Investors, LLC (each such party is referred to herein as "ClearBlue") of any shares of Common Stock; or

            (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the Employee's hire date or '(y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

            (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding ClearBlue, the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).



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      6. Confidential and Proprietary Information. As a condition of Employee's employment, Employee agrees to sign the Company's standard form of employee confidentiality and assignment of inventions agreement, which assignment will relate to industries within the scope of the Company's business.

      7. Dispute Resolution. In the event of any dispute or claim relating to or arising out of Employee's employment relationship with the Company, this agreement, or the termination of Employee's employment with the Company for any reason (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race, sexual orientation, disability or other discrimination or harassment), Employee and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Massachusetts. Employee and the Company hereby knowingly and willingly waive Employee's respective rights to have any such disputes or claims tried to a judge or jury. Provided, however, that this arbitration provision shall not apply to any claims for injunctive relief.

      8. Severability. If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

      9. Assignment. In view of the personal nature of the services to be performed under this Agreement by Employee, Employee cannot assign or transfer any of Employee's obligations under this Agreement.

      10. Entire Agreement. This Agreement and the agreements referred to above constitute the entire agreement between Employee and the Company regarding the terms and conditions of Employee's employment, and they supersede all prior negotiations, representations or agreements between Employee and the Company regarding Employee's employment, whether written or oral.

      11. Modification. This Agreement may only be modified or amended by a supplemental written agreement signed by Employee and an authorized representative of the Company.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

                                      NaviSite, a Delaware corporation

Date: May 6, 2004                     By: Arthur Becker /s/ Arthur Becker
                                                        -----------------
                                      Chief Executive Officer, NaviSite Inc.





Date: May 6, 2004                     /s/ John J. Gavin, Jr.
                                      ----------------------
                                      John Gavin



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